Exhibit 10.9

Annex A: Amended and Restated Pitney Bowes Inc. 2018 Stock Plan

Section 1. Purpose.
The purposes of the Pitney Bowes Inc. 2018 Stock Plan, effective as of May 7, 2018, amended and restated as of May 6, 2019, further amended and restated as of May 4, 2020, May 2, 2022, and again amended and restated as of September 11, 2023 (the‘‘Plan’’) are to promote the interests of the Company and its shareholders by aligning the interests of key employees of the Company and its Affiliates with the interests of Pitney Bowes shareholders, to afford an opportunity to key employees to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future financial success and prosperity and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals whose efforts can affect the financial growth and profit- ability of the Company.
Section 2. Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
(a)‘‘Affiliate’’ shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee. Aggrega- tion rules set forth in Code Sections 409A and 414(b) and (c) generally will be used in determining Affiliate status, except that a 50% test, instead of an 80% test, shall be used to determine controlled group status, to the extent not inconsistent with rules of Code Section 409A.
(b)‘‘Award’’ shall mean any Restricted Stock, Stock Unit, Stock Option, Stock Appreciation Right, Other Stock-Based Award, Performance Award or Substitute Award, granted under the Plan.
(c)‘‘Award Agreement’’ shall mean any written agreement, contract, or other instrument or document (including elec- tronic communication) specifying the terms and conditions of an Award granted under the Plan, as may from time to time be approved by the Company or the Board of Directors to evidence an Award granted under the Plan.
(d)‘‘Board of Directors’’ or ‘‘Board’’ shall mean the Board of Directors of the Company as it may be composed from time to time.
(e)‘‘Change of Control’’ shall be deemed to have occurred for purposes of this Plan, if:
(i)there is an acquisition, in any one transaction or a series of transactions, other than from Pitney Bowes Inc., by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’)), of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of Pitney Bowes Inc. entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by Pitney Bowes Inc. or any of its subsidiaries, or any employee benefit plan (or related trust) of Pitney Bowes Inc. or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the com- mon stock and voting securities of Pitney Bowes Inc. immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of Pitney Bowes Inc. entitled to vote generally in the election of directors, as the case may be; or
(ii)during any period of 12 consecutive calendar months, individuals who, as the first day of such period constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the first day of such period, whose appointment, election, or nomination for election by Pitney Bowes’ shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent

Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors until such time (if ever) as such individual is approved by a majority of the directors then comprising the Incumbent Board;or
(iii)there occurs either (A) the consummation of a reorganization, merger, consolidation, or sale or other disposi- tion of all or substantially all of the assets of the Company, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of Pitney

Bowes Inc. immediately prior to such reorganization, merger, consolidation or sale or other disposition do not, following such reorganization, merger, consolidation or sale or other disposition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation, or sale or other disposition or (B) an approval by the shareholders of Pitney Bowes Inc. of a complete liquidation or dissolution of Pitney Bowes Inc. or of the sale or other disposition of all or substantially all of the assets of Pitney Bowes Inc.
(f)‘‘Code’’ shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor code thereto.
(g)‘‘Committee’’ shall mean the Executive Compensation Committee comprised solely of independent directors or any other committee designated by the Board of Directors comprised solely of independent directors to administer the Plan pursuant to Section 3. The Board of Directors and the Committee shall each have the authority to delegate its duties under the Plan to the fullest extent permitted by Delaware law. The Committee may also delegate certain administrative tasks under Section 3 to the Employee Benefits Committee.
(h)‘‘Company’’ shall mean Pitney Bowes Inc. or any successor thereto.
(i)‘‘Covered Award’’ means an Award, other than a Stock Option, Stock Appreciation Right or other Award with an exercise price per Share not less than the Fair Market Value of a Share on the date of grant of such Award, to a Covered Employee, if it is designated as such by the Committee at the time it is granted. Covered Awards are subject to the provisions of Section 15 of this Plan.
(j)‘‘Disability’’ shall have the meaning established by the Committee or, in the absence of Committee determination, shall mean a Participant who is ‘‘disabled’’ for two years under the provisions and procedures of the Pitney Bowes Long Term Disability (LTD) Plan, irrespective of whether the Participant is eligible to receive benefits under the LTD Plan, or a Participant entitled to receive benefits for two years under state worker’s compensation laws.
(k)‘‘Dividend Equivalent’’ shall mean an amount payable in cash, as determined by the Committee under Section 7(c) of the Plan, with respect to a Restricted Stock or Stock Unit award equal to what would have been received if the shares underlying the Award had been owned by the Participant.
(l)‘‘Dividend Equivalent Shares’’ shall be Shares issued pursuant to the deemed reinvestment of dividends under Restricted Stock, Stock Units or other Awards, provided that such Shares shall be subject to the same vesting, risk of forfeiture, deferral or other conditions or restrictions as apply to the Restricted Stock, Stock Units or other Awards as to which they accrue, and to such further conditions or restrictions as the Committee may determine.
(m)‘‘Employee’’ shall mean any employee of the Company or of any Affiliate.
(n)‘‘Fair Market Value’’ shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be estab- lished from time to time by the Committee. The Fair Market Value of a Share of Company common stock on the date of grant shall be the closing price of a Share of the Company’s common stock on the date of grant as reported in the New York Stock Exchange Composite Transactions Table published in the Wall Street Journal. If the New York Stock Exchange (NYSE) is closed on the date of grant, then Fair Market Value shall be the closing price on the first trading day of the NYSE immediately following the grant date.
(o)‘‘Full Value Award’’ means an Award other than an Option or Stock Appreciation Right.
(p)‘‘Incentive Stock Option’’ or ‘‘ISO’’ shall mean a Stock Option that is intended to meet the requirements of Sec- tion 422 of the Code, or any successor provision thereto.
(q)‘‘Non-Qualified Stock Option’’ or ‘‘NSO’’ shall mean an Option that is not intended to be an Incentive Stock Option.
(r)‘‘Option’’ or ‘‘Stock Option’’ shall mean the right, granted under Section 7(a) of the Plan, to purchase a number of shares of common stock at such exercise price, at such times and on such terms and conditions as are specified by the Committee. An Option may be granted as an ISO or an NSO.
(s)‘‘Other Stock-Based Award’’ shall mean any Award granted under Section 7(d) of the Plan.

(t)‘‘Participant’’ shall mean an Employee who is granted an Award under the Plan.
(u)‘‘Performance Award’’ shall mean any Award granted hereunder that complies with Section 6(d) of the Plan.
(v)‘‘Performance Goals’’ means any Qualifying Performance Criteria or such other performance goals based on such corporate (including any subsidiary, division, department or unit), individual or other performance measure as the Committee may from time to time establish.

(w)‘‘Person’’ shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorpo- rated organization, or government or political subdivision thereof.
(x)‘‘Prior Plan’’ shall mean the Pitney Bowes Stock Plan, as amended and restated as of January 1, 2002, the Pitney Bowes Inc. 2007 Stock Plan as amended and restated and the Pitney Bowes Inc. 2013 Stock Plan as amended and restated.
(y)‘‘Qualifying Performance Criteria’’ means one or more of the following performance criteria, either individually, alter- natively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary, division or department, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous year’s results or to a designated comparison group, in each case established by the Committee: (i) achievement of cost control, (ii) earn- ings before interest and taxes (‘‘EBIT’’), (iii) earnings before interest, taxes, depreciation and amortization (‘‘EBITDA’’), (iv) earnings per share, (v) economic value added, (vi) free cash flow, (vii) gross profit, (viii) growth of book or market value of capital stock, (ix) income from continuing operations, (x) net income, (xi) operating income,
(xii) operating profit, (xiii) organic revenue growth, (xiv) return on investment, (xv) return on operating assets,
(xvi) return on stockholder equity, (xvii) revenue, (xviii) revenue growth (xix) stock price, (xx) total earnings, or
(xxi) total stockholder return.
The Committee (A) will appropriately adjust any evaluation of performance under a performance goal to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment or a business or related to a change in accounting principle all as determined in accordance with standards established by opin- ion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case and as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, including the notes thereto, and (B) may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) accruals of any amounts for payment under the Plan or any other compensation arrangement maintained by the Company.
(z)‘‘Released Securities’’ shall mean Shares issued or issuable under any Restricted Stock, Stock Unit or other Award as to which all conditions for the vesting and issuance of such Shares have expired, lapsed, or been waived.
(aa) ‘‘Restricted Stock’’ shall mean any Share granted under Section 7(b) of the Plan where the grant, issuance, reten- tion, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate.
(bb) ‘‘Retirement’’ shall mean a Participant who has terminated employment on or after: (i) attainment of age 55 with at least 10 years of service with the Company or Affiliate, or (ii) attainment of age 60 with at least 5 years of service with the Company or Affiliate. In certain jurisdictions outside the United States, as noted in the Award Agreement, ‘‘Retirement’’ shall mean eligibility to retire under the local pension plan or state retirement pro- gram with at least 10 years of service with the Company or Affiliate. In determining Retirement, the Committee may in its discretion use similar rules as used under the Company’s pension plans where available and helpful.
(cc) ‘‘Rule 16b-3’’ shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securi- ties Exchange Act of 1934 as amended, or any successor rule and the regulation thereto.
(dd) ‘‘Section 13G Institutional Investor’’ means any individual, entity or group who or that is entitled to file, and files, a statement on Schedule 13G (or any comparable or successor report) pursuant to Rule 13d-1(b)(1) under the Exchange Act, as in effect on the Effective Date, with respect to the Shares that are beneficially owned by such individual, entity or group; provided, however, that an individual, entity or group who or that was a Section 13G Institutional Investor shall no longer be a Section 13G Institutional Investor from and after the time that it first becomes subject to an obligation to file (regardless of the due date of such filing) a statement on Schedule 13D (or any comparable or successor report) pursuant to Rule 13d-1(a), Rule 13d-1(e), Rule 13d-1(f) or Rule 13d-1(g) under the Exchange Act, as in effect on the Effective Date, with respect to the Shares that are beneficially owned by such individual, entity or group, together with all Affiliates of such individual, entity or group.
(ee) ‘‘Share’’ or ‘‘Shares’’ shall mean share(s) of the common stock of the Company, $1 par value, and such other secu- rities or property as may become the subject of Awards pursuant to the adjustment provisions of Section 4(c).
(ff) ‘‘Stock Appreciation Rights’’ or ‘‘SARs’’ shall mean a right granted under Section 7(a) of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (A) the Fair Market Value of a specified number of Shares at the time of exercise over (B) the exercise price of the right, as established pursuant to Section 7(a)(i).

(gg) ‘‘Stock Unit’’ means an award denominated in units of common stock under which the issuance of shares of com- mon stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Stock Unit includes a restricted stock unit subject only to time-based vesting restrictions and a performance stock unit subject to the achievement of Perfor- mance Goals which may be in addition to any other vesting restrictions that may apply.
(hh) ‘‘Substitute Award’’ shall mean an Award granted in assumption of, or in substitution or exchange for, an outstanding Award previously granted by a Company acquired by the Company or with which the Company combines.
(ii)‘‘Termination of Employment’’ on Account of a Change of Control shall mean as follows:
(i)Upon or within two years after a Change of Control, either (A) a termination of a Participant’s employment by the Company other than as a result of (1) the willful and continued failure of the Participant to perform substan- tially the Participant’s duties with the Company or any of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) or (2) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or (B) a termination of employment by the Participant for any one of the following Good Reasons (each of which constituting a ‘‘Good Reason’’), subject to Section 2(ii)(iii) below:
1.The assignment following a Change of Control to a Participant of any duties inconsistent in any respect with the Participant’s position, authority, duties and responsibilities as existed on the day immediately prior to the Change of Control, or any other action by the Company which results in a diminution in such position, authority, duties, or responsibilities, excluding for this purpose an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;
2.Any failure by the Company following a Change of Control to continue to provide the Participant with annual salary, employee benefits, or other compensation equal to or greater than that to which such Participant was entitled immediately prior to the occurrence of the Change of Control, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;
3.Any failure by the Company following a Change of Control to continue to provide the Participant with the opportunity to earn either cash-based annual incentives or stock-based long-term incentive compensa- tion on a basis at least equal to that provided to the Participant prior to the occurrence of the Change of Control, taking into account the level of compensation that can be earned and the relative difficulty of any associated performance goals;
4.The Company’s requiring the Participant, after a Change of Control, to be based, at any office or location more than 35 miles farther from the Participant’s place of residence than the office or location at which the Participant is employed immediately prior to the occurrence of the Change of Control or the Company’s requiring the Participant to travel on Company business to a substantially greater extent than required immediately before the Change of Control;
5.Any failure by the Company, after a Change of Control, to require any successor (whether direct or indi- rect, by purchase, merger, consolidation or otherwise) who acquired all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the

Company’s obligations under the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
Any good faith determination made by a Participant that a Good Reason described in subparagraphs 1 through 5 has occurred shall be conclusive, subject to Section 2(ii)(iii) below.
(ii)Any termination by the Company or by the Participant for reasons described above shall be communicated by a Notice of Termination to the other party. Any Notice of Termination shall be by written instrument which
(A) indicates the specific termination provision above relied upon, (B) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the pro- vision so indicated, and (C) if the Date of Termination is other than the date of receipt of such notice, specifies the Date of Termination (which date shall not be more than 15 days after the giving of such notice). The failure by any Participant to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of entitlement to terminate under subparagraphs (1) through (5) above shall not be deemed to be a waiver of any right of such Participant or preclude such Participant from asserting such fact or circumstance in enforcing his rights.
(iii)Notwithstanding the foregoing, a Termination of Employment for Good Reason shall not occur if, within 30 days after the date the Participant gives a Notice of Termination to the Company after a Change of Control, the Company corrects the action or failure to act that constitutes the grounds for termination for Good Reason and as set forth in the Participant’s Notice of Termination. If the Company does not correct the action or failure to act, the Participant must terminate his or her employment for Good Reason within 60 days after the end of the cure period, in order for the termination to be considered a Good Reason termination.
Section 3. Administration.
(a)Committee. The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Sec- tion 16(b) of the Securities Exchange Act of 1934, as amended (‘‘Section 16(b)’’), unless the Board of Directors expressly determines not to obtain compliance with the provisions of Section 16(b).To the extent that any permitted action taken by the Board of Directors conflicts with action taken by the Committee, the Board of Directors’ action shall control. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:
(i)designate Participants;
(ii)determine the type or types of Awards to be granted to each Participant under the Plan;
(iii)determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;
(iv)determine the terms and conditions of any Award and of Award Agreements, and verify the extent of satisfac- tion of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;
(v)determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or to what extent, and under what circum- stances Awards may be canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;
(vi)determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii)interpret and administer the Plan and any instrument or agreement relating to the Plan, or any Award made under the Plan, including any Award Agreement;
(viii)correct any defect or error, supply any omission, or reconcile any inconsistency in the administration of the Plan or in any Award Agreement in the manner and to the extent it shall deem desirable to effectuate the purposes of the Plan and the related Award;
(ix)establish, amend, suspend, rescind or reconcile such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(x)determine the extent to which adjustments are required as a result of a merger, acquisition, consolidation, Change of Control, reorganization, reclassification, combination of shares, stock split,

reverse stock split, spin- off, dividend distribution of securities, property, cash or any other event or transaction affecting the number or kind of outstanding Shares or equity; and
(xi)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(b)Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpre- tations, and other decisions under or with respect to the Plan, any Award, or any Award Agreement, shall be within the sole discretion of the Committee or the Board as the case may be, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or ben- eficiary of any Award, and any Employee.
(c)Delegation. The Board or the Committee may, from time to time, authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan consis- tent with Delaware and other applicable law. For all purposes under this Plan, such officer or officers authorized by the Committee shall be treated as the Committee; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority and any such Award shall be subject to the form of Award Agreement theretofore approved by the Committee. No such officer shall designate himself or herself or any direct report as a recipient of any Awards granted under authority delegated to such officer. In addition, the Board or the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.
Section 4. Shares Available for Awards.
(a)Maximum Shares Available. The maximum number of Shares that may be issued to Participants pursuant to Awards under the Plan shall be 13,856,494 Shares plus any Shares subject to outstanding Awards under the Plan, or the Prior Plans as of May 2, 2022 (such outstanding Awards the ‘‘Prior Plan Awards’’) that on or after such date cease for any reason to be subject to such Awards (other than by reason of exercise or settlement of the Awards to the extent they are exercised for or settled in vested and non-forfeitable Shares) (collectively, the ‘‘Plan Maximum’’), subject to adjustment as provided in Section 4(c) below. Any Shares issued under Full Value Awards shall be counted against the Plan Maximum as 2.0 Shares for every one Share issued under such Awards. Shares that are issued under Awards of Options or Stock Appreciation Rights shall be counted against the Plan Maximum as one Share for every one Share issued. Shares subject to Prior Plan Awards that are added back to the Plan Maximum pursuant to this Section 4(a) shall be added as one Share if such Shares were subject to options or stock appre- ciation rights, and as 2.0 Shares if such shares were subject to awards other than options or stock appreciation rights. Pursuant to any Awards, the Company may in its discretion issue treasury Shares, authorized but previously unissued Shares or Shares purchased in the open market or otherwise pursuant to Awards hereunder. For the purpose of accounting for Shares available for Awards under the Plan, the following shall apply:
(i)Only Shares relating to Awards actually issued or granted hereunder shall be counted against the Plan Maxi- mum. Shares corresponding to Awards that by their terms expired, or that are forfeited, canceled or surren- dered to the Company without consideration paid therefore and Shares subject to Awards, that are settled in cash shall not be counted against the Plan Maximum.
(ii)Shares that are forfeited by a Participant after issuance, or that are reacquired by the Company after issuance without consideration paid therefore, shall be deemed to have never been issued under the Plan and accord- ingly shall not be counted against the Plan Maximum.
(iii)Dividend Equivalent Shares shall be counted against the Plan Maximum, and clauses (i) and (ii) of this Section shall not apply to such Awards.
(iv)Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (A) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (B) Shares delivered to or withheld by the Company to pay the exercise price of an Option or the withholding taxes related to an Award, or (C) Shares repurchased on the open market with the proceeds of an Option exercise.
(b)Code and Plan Limitations. Subject to adjustment as provided in Section 4(c) below, the maximum number of Shares for which ISOs may be granted under the Plan shall not exceed the Plan Maximum as defined in Sec- tion 4(a) above, and the maximum number of Shares that may be the subject of Awards made to a single Partici- pant in any one calendar year shall not exceed 2,000,000 not counting tandem SARs, which number is subject to adjust- ments as described in subsection (c) below.
(c)Adjustments to Avoid Dilution. Notwithstanding paragraphs (a) and (b) above, in the event of a stock dividend, extraordinary cash dividend, split-up or combination of Shares, merger, consolidation, reorganization, recapitaliza- tion, spin-off or other change in the corporate structure or capitalization affecting the outstanding common stock of the Company, the Committee shall make equitable adjustments to (i) the number or kind of Shares subject to the Plan Maximum that remain subject to outstanding Awards or available for issuance under the Plan, subject to the Plan Maximum as adjusted pursuant to Section 4, (ii) the number and type of Shares subject to the limitations set forth in Section 4(b), (iii) the number and type of Shares subject to outstanding Awards, and (iv) the grant, purchase, or exercise price with respect to any Award. Such adjustment may include provision for cash payment to the holder of an outstanding Award. Any adjustment to the limitations set forth in Section 4(b) shall be made in such manner as to preserve the ability to grant ISOs and Awards. Also, any other such adjustment (i) may be designed to comply with applicable provisions of the Code, including without limitation Section 409A, (ii) may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction, or (iii) may be designed to increase the number of such Shares available under the Plan and subject to Awards to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s security holders in connection with such event or transaction. The determination of the Committee as to the adjustments or payments, if any, to be made shall be conclusive.

(d)Substitute Awards. Substitute Awards shall not reduce the shares of common stock authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any subsidiary of the Company (‘‘Subsidiary’’), or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of common stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the Company or Subsidiary before such acquisition or combination.
Section 5. Eligibility.
Employees Eligible. An Employee of the Company or of any Affiliate shall be eligible to be a Participant as designated by the Committee.
Section 6. Awards.
(a)Terms Set Forth in Award Agreement. Awards may be granted at any time and from time to time prior to the termination of the Plan to an eligible Employee designated to be a Participant in the Plan as determined by the Committee. Awards may be granted for no cash consideration, or for such minimal cash consideration as the Com- mittee may specify, or as may be required by applicable law. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or, subject to Section 4, in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Committee for such Award, which Award Agreement may contain such terms and conditions as specified from time to time by the Committee, provided such terms and conditions do not conflict with the Plan.The Award Agreement for any Award (other than Restricted Stock awards) shall include the time or times at or within which and the consideration for which any shares of common stock may be acquired from the Company. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms.The Participant shall be deemed to accept the Awards and the terms of the Awards unless the Participant affirmatively waives acceptance of the Award. If the Participant does not agree to all terms of the Award, the Award is deemed null and void.
(b)Separation from Service. Subject to the express provisions of the Plan, the Committee shall specify at or after the time of grant of an Award the provisions governing the effect(s) upon an Award of a Participant’s separation from service not on account of a Change of Control.Termination from Employment on account of a Change of Control is defined in Section 2.
(c)Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of common stock covered by an Award (including voting rights) until the date the Participant becomes the holder of record of such shares of common stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 8 or as the Committee otherwise provides.
(d)Performance Awards. Subject to the other terms of this Plan, the Committee may condition the grant, retention, issuance, payment, release, vesting or exercisability of any Award, in whole or in part, upon the achievement of such performance criteria during a specified performance period(s). The performance criteria may include Qualify- ing Performance Criteria or other standards of financial performance and/or personal performance.The Committee shall determine in a timely manner after the performance period ends whether all or part of the conditions to pay- ment of a Performance Award have been fulfilled and, if so, the amount, if any, of the payment to which the Partici- pant is entitled.
(e)Forms of Payment of Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or credit- ing of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. Notwithstanding the foregoing, unless the Committee expressly pro- vides otherwise, with specific reference to this provision, the payment terms for any Award shall be implemented in a manner consistent with the requirements of Section 409A of the Code, to the extent applicable.
(f)Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Com- mission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Fed- eral or state securities laws, and the Committee may cause a legend or legends to be placed on any such certifi- cates to make appropriate reference to such restrictions. Unrestricted certificates representing Shares, evidenced in such manner as the Committee shall deem appropriate, which may include recording Shares on the stock records of the Company or by crediting Shares in an account established on the Participant’s behalf with a broker- age firm or other custodian, in each case as determined by the Company, shall be delivered to the holder of Restricted Stock, Stock Units or any other relevant Award after such restricted Shares shall become Released Securities, subject to any delay in order to provide the Company such time as it determined appropriate to address tax withholding and other administrative matters.
(g)Limits on Transfer of Awards. Awards made under this Plan shall be subject to the following limitations on transfer- ability:
(i)Unless determined otherwise by the Committee, no Award and no right under any such Award shall be assign- able, alienable, pledgeable, attachable, encumberable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution (or, in the case of Awards that are forfeited or canceled, to the Company). No Award and no right under any such Award shall be the subject of short term speculative trading in Company securities, including hedging, short sales,‘‘put’’ or ‘‘call’’ options, swaps, collars or any other deriva- tive transactions. No Award and no right under any such Award can be transferred for value or consideration. Any purported assignment, sale or transfer thereof shall be void and unenforceable against the Company or Affiliate. If the Committee so indicates in writing to a Participant, he or she may designate one or more benefi- ciaries who may exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Partici- pant’s guardian or legal representative.
(ii)Exceptions:
(A)Gift Transfers. Notwithstanding Section 6(g)(i) above, the Committee may permit, subject to establishment of appropriate administrative procedures, a Participant to transfer by gift an unexercised Stock Option or SAR and/or other unvested or unearned Awards, provided that all of the following conditions are met:
(1)The donees of the gift transfer are limited to Family Members and Family Entities.
(2)The Award is not further transferable by gift or otherwise by such Family Member or Family Entity.
(3)All rights appurtenant to the Award, including any exercise rights, are irrevocably and unconditionally assigned to the donee.
(4)Transfers under this Section 6(g) must meet all of the requirements under applicable provisions of the Code to be considered ‘‘gift’’ transfers.
(5)The donor and the donee have executed such form of agreement as the Committee may require pursuant to which each agree to be subject to such terms and conditions with respect to the trans- ferred Award as the Committee may specify.
(6)The Employee has met any stock holding requirement imposed on such Employee by the Company, unless the requirement is waived by the Company.
(7)Except to the extent specified otherwise in the agreement all vesting, exercisability and forfeiture provisions that are conditioned on the Participant’s continued employment or service shall continue to be determined with reference to the Participant’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 6(g), and the responsibility to pay any taxes in connection with an Award shall remain with the Participant, notwithstanding any transfer other than by will or intestate succession.
(8)For purposes of the Plan, the following definitions shall apply:

(i)Family Member means the Participant’s natural or adopted child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, nephew, niece and any person sharing the Participant’s household (other than a tenant or employee); and
(ii)Family Entity means any trust in which the Participant has more than a 50% beneficial interest and any entity in which the Participant and/or a Family Member owns more than 50% of the voting interests.

(B)Estate Transfers. In the case of death, Awards made hereunder may be transferred to the executor or personal representative of the Participant’s estate or the Participant’s heirs by will or the laws of descent and distribution.
(h)Registration. Any Shares granted under the Plan may be evidenced in such manner, as the Committee may deem appropriate, including without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Stock granted under the Plan, such certificate shall be regis- tered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.
Section 7. Type of Awards.
(a)Options and Stock Appreciation Rights. The Committee is hereby authorized to grant Options and Stock Apprecia- tion Rights to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:
(i)Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that except in the case of Substitute Awards, no Option or Stock Appreciation Right granted hereun- der may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.
(ii)Times and Method of Exercise. The Committee shall determine the time or times at which an Option or Stock Appreciation Right may be exercised in whole or in part; in no event, however, shall the period for exercising an Option or a Stock Appreciation Right extend more than 10 years from the date of grant. The Committee shall also determine the method or methods by which Options and/or Stock Appreciation Rights may be exercised, and the form or forms (including without limitation, cash, Shares previously acquired and Shares otherwise issuable under the Option, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price of an Option may be made or deemed to have been made. The Committee may also allow cash and cashless exercise of an Option through a registered broker.
(iii)Incentive Stock Options. Notwithstanding anything to the contrary in this Section 7(a), in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (A) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a ‘‘10% Stock- holder’’), the exercise price of such Incentive Stock Option must be at least 110 percent of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (B) ‘‘termination of employment’’ will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding any- thing in this Section 7(a) to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and instead will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calen- dar year (under all plans of the Company and any subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).
(iv)Stock Appreciation Rights (SARs). Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (‘‘tandem SARs’’) or not in conjunction with other Awards (‘‘freestanding SARs’’) and may, but need not, relate to a specific Option granted under this Section 7(a). Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. Upon exercise of a tandem SAR as to some or all of the shares covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the shares covered by the grant, the related tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. All free- standing SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in this Section 7 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Stock Appreciation Rights may be settled in cash or stock at the discretion of the Committee.
(v)No Repricing and Reload Without Stockholder Approval. Other than in connection with a change in the Com- pany’s capitalization (as described in Section 4(c) of the Plan), the Company shall not, without stockholder approval, (i) reduce the exercise price of an Option or Stock Appreciation Right, (ii) exchange an Option or Stock Appreciation Right with an exercise price in excess of Fair Market Value for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise price or (iii) otherwise reprice any Option or Stock Appreciation Right. Options shall not be granted under the Plan in consideration for and shall not be condi- tioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option (No Reload).
(b)Restricted Stock and Stock Units. Subject to Section 4 hereof, the Committee is authorized to grant Awards of Restricted Stock and/or Stock Units to Participants with the following terms and conditions:
Restrictions. Restricted Stock and Stock Units may be granted at any time and from time to time prior to the termi- nation of the Plan to Participants selected by the Committee. Restricted Stock is an Award or issuance of Shares of common stock the grant, issuance, retention, vesting and/or transferability of which is subject to such terms and conditions as the Committee deems appropriate. Terms and conditions may include, without limitation, continued employment over a specified period or the attainment of specified performance criteria (including, but not limited to, one or more Qualifying Performance Criteria in accordance with Section 15). Conditions may lapse separately or concurrently at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Stock Units are Awards denominated in units of common stock under which the issuance of Shares of common stock is subject to such terms and conditions as the Committee deems appropriate. Terms and conditions may include, without limitation, continued employment over a specified period or the attainment of specified perfor- mance criteria (including, but not limited to, one or more Qualifying Performance Criteria in accordance with Sec- tion 15). Each grant of Restricted Stock and Stock Units shall be evidenced by an Award Agreement. A Stock Unit may be settled in cash or Shares as the Committee may determine from time to time.
(c)Dividend Equivalents. The Committee may, as a component of any other Award granted under the Plan, grant to Participants Dividend Equivalents under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts shall be deemed to have been reinvested in Dividend Equivalent Shares or otherwise rein- vested. Dividend equivalents may not be (i) granted in conjunction with options or SARs, or (ii) paid to a Participant on any unvested and unearned performance shares until the performance criteria has been met and the Award has vested.
(d)Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including without limitation securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan.
(i)If applicable, Shares or other securities delivered pursuant to a purchase right granted under this Section 7(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including without limitation cash, Shares, other securities, other Awards or other property, or any com- bination thereof, as the Committee shall determine.
(ii)In granting any Other Stock-Based Award pursuant to this Section 7(d), the Committee shall also determine what effect the termination of employment of the Participant holding such Award shall have on the rights of the Participant pursuant to the Award.
Section 8. Vesting and Exercising.
(a)General. The Award Agreement shall designate the terms under which the Award vests and/or is exercisable according to terms and conditions authorized by the Committee and consistent with Plan provisions.There will be a one-year minimum vesting period for all awards under the Plan. For purposes of Awards granted to non-employee members of the Board, ‘‘one-year’’ may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than fifty (50) weeks. Unless the Board provides otherwise, Stock Option and SAR awards must have a vesting period of not less than one-year. For purposes of the Plan, any reference to the‘‘vesting’’ of an Option or a SAR shall mean any events or conditions which, if satisfied, entitle a Participant to exercise an Option or a SAR with respect to all or a portion of the Shares covered by the Option or a SAR. Vesting of a Restricted Stock Award or a Stock Unit shall mean any events or conditions which, if satisfied, entitle the Participant to the underlying stock certificate without restrictions (or cash as the case may be). Any awards of Restricted Stock or Stock Units as to which the sole restriction relates to the passage of time and continued employment must have a restriction period of not less than one year. Any Award, other than an Award described in the immediately preceding sentence, must provide for the lapse of restrictions based on performance criteria and level of achievement versus such criteria over a performance period of not less than one year, except in all cases, the Committee may provide for the satis- faction and/or lapse of all restrictions under any such Award in the event of the Participant’s death, Disability or Retirement or a Change of Control and other similar events. Notwithstanding anything to the contrary herein, the Company reserves the right to make Awards representing up to 5% of the total Shares issued under the Plan that are fully vested upon the making of the Award or that require vesting periods shorter than those described in this Section 8 (a). In addition, the Committee may in its sole discretion accelerate vesting of an Award made hereunder on account of a ‘‘Termination with Conditions Imposed’’ as described under Section 8(b)(iii) in cases such as death, Disability and Retirement or following a Change of Control as discussed in Section 10 herein. Except as otherwise permitted by Section 409A of the Code, an Award constituting nonqualified deferred compensation subject to the provisions of Section 409A of the Code shall not be accelerated.
(b)Termination of Employment. Unless the Committee specifies otherwise, either at the time of grant or thereafter, the following rules govern Awards upon a Participant’s termination of employment not on account of a Change of Control:
(i)Death, Disability and Retirement. Unvested outstanding Awards (including without limitation Stock Options, SARs, Restricted Stock or Stock Units), forfeit at death, Disability or Retirement unless the Committee, in its sole discretion, provides in the Award Agreement or otherwise for special vesting under those circumstances. With respect to Stock Options and SARS any special vesting provided by the Committee may also include an additional exercise period beyond the Participant’s death, Disability or Retirement, however, that period may not be longer than the original term of the Award. The Committee may also waive in whole or in part any or all remaining restrictions and vest the Awards upon the Participant’s death, Disability or Retirement. In addition, the Committee in its sole discretion may set forth special vesting rules with respect to Dividend Equivalents and Other Stock-Based Awards and may determine that the Participant’s rights to Dividend Equivalents and Other Stock-Based Awards terminate at a date later than death, Disability and Retirement.
(ii)Sale of Business, Spin off Transactions. In the case of a sale of business or a spin off transaction that does not constitute a Change of Control, the Committee shall determine the treatment of all outstanding Awards, includ- ing without limitation, determining the vesting terms, conversion of Shares and continued exercisability. Unless otherwise provided for by the Committee, in the event the ‘‘business unit’’ (defined as a division, subsidiary, unit or other delineation that the Committee in its sole discretion may determine) for which the Participant performs substantially all of his or her services is spun off by the Company or an Affiliate in a transaction that qualifies as a tax-free distribution of stock under Section 355 of the Code, or is assigned, sold, outsourced or otherwise transferred, including an asset, stock or joint venture transaction, to an unrelated third party, such that after such transaction the Company owns or controls directly or indirectly less than 51% of the business unit, the affected Participant shall become: 100% vested in all outstanding Awards as of the date of the closing of such transaction, whether or not fully or partially vested, and such Participant shall be entitled to exercise such Options and Stock Appreciation Rights during the three (3) months following the closing of such trans- action, unless the Committee has established an additional exercise period (but in any case not longer than the original option term). All Options and Stock Appreciation Rights which are unexercised at the end of such three
(3) months or such additional exercise period shall be automatically forfeited.
(iii)Terminations with Conditions Imposed. Notwithstanding the foregoing provisions describing the additional exercise and vesting periods for Awards upon termination of employment, the Committee may, in its sole discretion, condition the right of a Participant to vest or exercise any portion of a partially vested or exercisable Award for which the Committee has established at the time of making the Award an additional vesting or exercise period on the Participant’s agreement to adhere to such conditions and stipulations which the Com- mittee may impose, including, but not limited to, restrictions on the solicitation of employees or independent contractors, disclosure of confidential information, covenants not to compete, refraining from denigrating through adverse or disparaging communication, written or oral, whether or not true, the operations, business, management, products or services of the Company or its current or former employees and directors, including without limitation, the expression of personal views, opinions or judgments. The unvested Awards of any Par- ticipant for whom the Committee at the time of making the Award has given an additional vesting and exercise period subject to such conditions subsequent as set forth in this Section 8(b)(iii) shall be forfeited immediately upon a breach of such conditions and, if specified in an Award Agreement, any rights, payments or benefits with respect to an Award that became vested in connection with a termination of employment may be subject to recoupment upon a breach of such conditions.
(iv)Termination for Other Reasons. If a Participant terminates employment for reasons other than those enumer- ated above or in Section 10 below and the Committee has not created special rules surrounding the circum- stances of the employment termination, the following rules shall apply.
(A)Options and SARs. Any vested, unexercised portion of an Option or SAR at the time of the termination shall be forfeited in its entirety if not exercised by the Participant within three (3) months of the date of termination of employment. Any portion of such partially vested Option or SAR that is not vested at the time of termination shall be forfeited. Any outstanding Option or SAR granted to a Participant terminating employment other than for death, Disability or Retirement, for which no vesting has occurred at the time of the termination shall be forfeited on the date of termination.
(B)Restricted Stock and Stock Units. All unvested Restricted Stock and Stock Units, or any unvested portion thereof, still subject to restrictions shall be forfeited upon termination of employment and reacquired by the Company.
(C)Dividend Equivalents and Other Stock-Based Awards. Any Dividend Equivalents or unvested portion of Other Stock-Based Awards made hereunder shall be forfeited upon termination of employment.
(c)Forfeiture and Recoupment of Awards
(i)Notwithstanding anything to the contrary herein, if at any time (including after a notice of exercise has been delivered) the Committee, including any subcommittee or administrator authorized pursuant to Section 3(c) (any such person, an ‘‘Authorized Officer’’), reasonably believes that a Participant has engaged in Gross Mis- conduct as defined in this Section, the Authorized Officer may suspend the Participant’s right to exercise any Stock Option or SAR or receive Shares under any other Award pending a determination of whether the Par- ticipant has engaged in Gross Misconduct. If the Committee or an Authorized Officer determines a Participant has engaged in Gross Misconduct, as defined herein, (including any Participant who may otherwise qualify for Disability or Retirement status), the Participant shall forfeit all outstanding Awards, whether vested or unvested, as of the date such Gross Misconduct occurs. In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to recoupment upon the occurrence of Gross Misconduct. For purposes of the Plan, Gross Misconduct shall be defined to mean (1) the Participant’s conviction of a felony (or crime of similar magnitude in non-U.S. jurisdic- tions) in connection with the performance or non-performance of the Participant’s duties or (2) the Participant’s willful act or failure to act in a way that results in material injury to the business or reputation of the Company or employees of the Company. ‘‘Material injury’’ for this purpose means substantial and not inconsequential as determined by the Committee, or its delegate. For this purpose there is no intended similarity between ‘‘Mate- rial Injury’’ and the accounting or securities standard of ‘‘materiality.’’
(ii)The Committee, in its sole discretion, may forfeit any outstanding Award on account of a Participant’s violation of the terms of the Proprietary Interest Protection Agreement or similar agreement signed by the Participant which prohibits the Participant’s assignment of intellectual property, transmission of confidential information, competition or solicitation of employees or business. In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to recoupment upon such a violation.
(d)Deferral of Taxation. The Committee may establish rules allowing employees receiving stock awards under this Plan to defer the incidence of taxation on the vesting of an award in accordance with the rules promulgated under the Code.
(e)Awards Subject to Clawback Policies. All Awards and amounts payable under the Plan are additionally subject to the terms of any applicable clawback policies approved by the Board or Committee, as in effect from time to time (including, without limitation, a clawback policy required to be implemented by an applicable stock exchange), whether approved before or after the date of grant of an Award (as applicable, a “Clawback Policy”). Further, to the extent permitted by applicable law, including without limitation Section 409A of the Code, all amounts payable under the Plan are subject to offset in the event that a

Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable Clawback Policy. In the event of a clawback, recoupment or forfeiture event under an applicable Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and the Company shall be entitled to recover from the Participant the amount specified under the Clawback Policy to be clawed back, recouped or forfeited. IN ACCEPTING AN AWARD UNDER THE PLAN, A PARTICIPANT EXPRESSLY AGREES TO APPLICATION OF ANY APPLICABLE CLAWBACK POLICY.
Section 9. Amendment and Termination of Awards.
Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the following shall apply to all Awards.
(a)Amendments to Awards. Subject to Section 11, the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, cancel or terminate, any Award heretofore granted without the consent of any relevant Participant or holder or beneficiary of an Award. No such amendment, alteration, suspen- sion, discontinuance, cancellation or termination may be made that would be adverse to the holder of such Award without such holder’s consent, provided that no such consent shall be required with respect to any amendment, alteration, suspension, discontinuance, cancellation or termination if the Committee determines in its sole discre- tion that such amendment, alteration, suspension, discontinuance, cancellation or termination either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. Subject to the foregoing, the Committee shall not waive any condition or rights under, amend any terms or alter, suspend, discon- tinue, cancel or terminate any Award if such action would result in the imposition on the Award of the additional tax provided for under Section 409A of the Code.

(b)Adjustments of Awards Upon Certain Acquisitions. In the event the Company or an Affiliate shall issue Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed Awards and the Substitute Awards granted under the Plan.
(c)Amendments. No amendment, modification or termination shall accelerate the payment date of any Award consti- tuting nonqualified deferred compensation subject to the provisions of Section 409A of the Code, except to the extent permitted under Section 409A of the Code without the imposition of the additional tax provided for under Section 409A of the Code.
Section 10. Acceleration Upon a Change of Control.
In the event of a Change of Control, the following shall apply:
(a)Effect on Awards. If a Participant incurs a ‘‘Termination of Employment’’ on account of a Change of Control (as defined in Section 2 (hh), as amended from time to time) upon or within two years after a Change of Control, or if a Participant is terminated before a Change of Control at the request of a third party who has taken steps reasonably calculated to effect a Change of Control and a Change of Control subsequently occurs, then upon the later to occur of such Termination of Employment or Change of Control (such later event, the ‘‘Triggering Event’’):
(i)Options and SARs. All Options and SARs outstanding on the date of such Triggering Event shall become immediately and fully exercisable without regard to any vesting schedule provided for in the Option or SAR and, to the extent the award is assumed by the acquirer, shall remain exercisable until the expiration of the option term. If Termination of Employment occurs after the Change of Control, but within two years of the Change of Control, all Options and SARs are vested upon the Change of Control and will become exercisable upon the earlier of the normal vesting date or upon Termination of Employment and will remain exercisable for the balance of the award term. If outstanding Option or SAR awards are not assumed by the acquirer, then the Options and SARs are exercisable upon the Change of Control if the Fair Market Value exceeds the exercise price.
(ii)Restricted Stock and Restricted Stock Units. On the date of such Triggering Event, all restrictions applicable to any Restricted Stock or Restricted Stock Unit shall terminate and be deemed to be fully satisfied for the entire stated restricted period of any such Award, and the total number of underlying Shares shall become Released Securities. If Termination of Employment occurs after the Change of Control, but within two years of the Change of Control, or if outstanding Restricted Stock or Restricted

Stock Units are not assumed by the acquirer, they will vest upon the Change of Control and will be converted into common stock at the earlier of normal vesting dates or Termination of Employment.
(iii)Dividend Equivalents. On the date of such Triggering Event, the holder of any outstanding Dividend Equivalent shall be entitled to surrender such Award to the Company and to receive payment of an amount equal to the amount that would have been paid over the remaining term of the Dividend Equivalent, as determined by the Committee. If Termination of Employment occurs after the Change of Control, but within two years of the Change of Control, or if Dividend Equivalent Awards are not assumed by the acquirer, they will vest upon the Change of Control and will be paid at the earlier of normal vesting dates or Termination of Employment.
(iv)Other Stock-Based Awards. On the date of such Triggering Event, all outstanding Other Stock-Based Awards of whatever type shall become immediately vested and payable in an amount that assumes that the Awards were outstanding for the entire period stated therein, as determined by the Committee. If Termination of Employment occurs after the Change of Control, but within two years of the Change of Control, or if the Other Stock-Based Awards are not assumed by the acquirer, they will vest upon the Change of Control and will be paid at the earlier of normal vesting dates or Termination of Employment
(v)Performance Awards. On the date of such Triggering Event, Performance Awards conditioned on Performance Goals, including without limitation Stock Units, subject to achievement of performance goals for all perfor- mance periods, including those not yet completed, shall immediately become fully vested and shall be imme- diately payable or exercisable or released in common stock or cash, as the case may be, as if the Performance Goals had been fully achieved at target for the entire performance period. If Termination of Employment occurs after the Change of Control, but within two years of the Change of Control, or if the Performance Awards are not assumed by the acquirer, they will vest upon the Change of Control as if target performance for the entire performance period had been achieved and will be converted into common stock or paid in cash, as the case may be, at the earlier of normal vesting dates or Termination of Employment.
(vi)The Committee’s determination of amounts payable under this Section 10 shall be final. Except as otherwise provided in Section 10, any amounts due under this Section 10 shall be paid to Participants within 45 days after such Triggering Event.

(vii)The provisions of this Section 10 shall not be applicable to any Award granted to a Participant if the Change of Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Secu- rities and Exchange Act of 1934, as amended (the ‘‘Exchange Act’’)) of Shares or other Company common stock or Company voting securities as a Participant in a transaction described in (b) below.
(viii)To the extent required to avoid any additional taxes or penalties under Section 409A of the Code, in the event of a resignation of a Participant on account of Good Reason (as defined in Section 2(hh) above), if the period during which a payment or benefit may be made by the Company falls within more than one calendar year, such payment or benefit shall be provided to the Participant in the later calendar year.
(b)Change of Control Defined. A ‘‘Change of Control’’ shall be deemed to have occurred as described in Section 2(e) (as amended from time to time). However, that, as to any Award under the Plan that consists of deferred compen- sation subject to Section 409A, the definition of ‘‘Change of Control’’ shall be deemed modified to the extent neces- sary to comply with Section 409A.
Section 11. Amendment or Termination of the Plan.
Except to the extent limited under Section 15 herein, prohibited by applicable law or otherwise expressly provided in an Award Agreement or in the Plan, the Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan, including without limitation any such action to correct any defect, supply any omission, clarify any ambiguity or reconcile any inconsistency in the Plan, without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or Person; provided that any such amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award heretofore granted shall not be effective without the approval of the affected Participant(s); and provided further, that, notwithstanding any other provi- sion of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amend- ment, alteration, suspension, discontinuation or termination shall be made that would:
(a)increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof;

(b)reduce the price at which Options or Stock Appreciation Rights may be granted below the price provided for in Section 7(a)(i);
(c)reduce the exercise price of outstanding Options or Stock Appreciation Rights;
(d)extend the term of this Plan;
(e)change the class of persons eligible to be Participants;
(f)otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or
(g)increase the individual maximum limits in Section 4.
Section 12. General Provisions.
(a)Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connec- tion with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation, (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restric- tions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Com- pany equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.
(b)Compliance with Laws and Regulations. This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable Federal, state, local and foreign laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any Federal, state, local or foreign law or any ruling or regulation of any govern- ment body which the Committee shall determine to be necessary or advisable.To the extent the Company is unable to or the Committee deems it not appropriate or infeasible to obtain authorization from any regulatory body having jurisdiction, which authorization is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, or otherwise to satisfy the legal requirements in an applicable jurisdiction in a man- ner consistent with the intention of the Plan or any Award under the Plan, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option or stock-settled Stock Appreciation Rights shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option or Stock Appreciation Rights is effective and current or the Company has deter- mined that such registration is unnecessary.
(c)No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Partici- pant.
(d)No Limit on Other Compensation Agreements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrange- ments may be either generally applicable or applicable only in specific cases.
(e)No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(f)Withholding. To the extent required by applicable Federal, state, local or foreign law, a Participant (including the Participant to whom an Award that has been transferred was originally granted) or in the case of the Participant’s death, the Participant’s estate or beneficiary, shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option or Stock Appreciation Right exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Affiliates shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obliga- tions are satisfied. The Company or any Affiliate may withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding Federal, state or local taxes due in respect of an Award, but no more than the mini- mum tax withholding required to comply with such law, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.
(g)Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.
(h)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforce- able in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to appli- cable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(i)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Com- pany or any Affiliate.
(j)No Fractional Shares. No fractional Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(k)Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 13. Effective Date of the Plan.
The Plan was approved by the Board of Directors on February 7, 2022 and shall have an effective date of May 2, 2022 (the ‘‘Effective Date’’), subject to approval of the Plan by the stockholders of the Company at the May 2022 annual stockholders’ meeting. Notwithstanding the foregoing, Plan provisions that contain an effective date other than May 2, 2022 shall be governed by such other effective date.
Section 14. Term of the Plan.
No Award shall be granted under the Plan after May 6, 2028. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee hereunder to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend, modify or terminate the Plan, shall extend beyond such date.
Section 15. Committee Discretion and Internal Revenue Code Compliance.
(a)The Committee may, in its sole discretion, reduce the number of Shares subject to Covered Awards or the amount which would otherwise be payable pursuant to Covered Awards; provided, however, that the provisions of Section 9 shall override any contrary provision of this Section 15.
(b)The Committee may appropriately adjust any evaluation of performance under a Performance Goal to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment or a business or related to a change in accounting principle all as determined in accordance with standards established by opin- ion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, including the notes thereto, and (B) may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judg- ments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv)accruals for reorganization and restructuring programs, and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award.
(c)Internal Revenue Code Compliance: The Committee intends to structure awards under this Plan to be deductible under the Internal Revenue Code wherever possible. However, since corporate objectives may not always be con- sistent with the requirements for full deductibility, the Committee reserves the right, when appropriate, to issue awards under this Plan which may not be deductible under the Internal Revenue Code. Specifically, Awards under the Plan are intended to comply with Section 409A of the Code and all Awards shall be interpreted in accordance with such section and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt any Award from the application of Sec- tion 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to such Award, or (ii) comply with the requirements of Section 409A of the Code. The Committee may from time to time establish procedures pursuant to which Covered Employees will be permitted or required to defer receipt of amounts payable under Awards made under the Plan; provided, however, that any such deferral shall be imple- mented in a manner consistent with the requirements of Section 409A of the Code, to the extent applicable